EX-99.(a)(5)

                         LAZARD RETIREMENT SERIES, INC.

                             ARTICLES SUPPLEMENTARY

         LAZARD RETIREMENT SERIES, INC., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The fifty million (50,000,000) unissued shares of Common Stock of Lazard Retirement Global Equity Portfolio, $.001 par value per share, with an aggregate par value of fifty thousand dollars ($50,000), that the Corporation has authority to issue are hereby reclassified as Common Stock of Lazard Retirement U.S. Equity Value Portfolio (the "Fund").

         SECOND: The fifty million (50,000,000) unissued shares of Common Stock of Lazard Retirement International Fixed Income Portfolio, $.001 par value per share, with an aggregate par value of fifty thousand dollars ($50,000), that the Corporation has authority to issue are hereby reclassified as Common Stock of Lazard Retirement International Strategic Equity Portfolio (the "Fund").

         THIRD: The shares of Common Stock of the Fund shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally.


         FOURTH: As hereby reclassified, the total number of shares of stock that the Corporation has authority to issue is five hundred million (500,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of five hundred thousand dollars ($500,000), classified as follows:

                                                                    Shares
Portfolio/class                                                   Authorized
---------------                                                   ----------
Lazard Retirement Emerging Markets Portfolio                      50,000,000

Lazard Retirement Equity Portfolio                                50,000,000

Lazard Retirement U.S. Equity Value Portfolio                     50,000,000

Lazard Retirement International Equity Portfolio                  50,000,000

Lazard Retirement International Equity Select Portfolio           50,000,000

Lazard Retirement International Strategic Equity Portfolio        50,000,000

Lazard Retirement International Small Cap Portfolio               50,000,000

Lazard Retirement Small Cap Portfolio                             50,000,000

Lazard Retirement Strategic Yield Portfolio                       50,000,000

Lazard Retirement U.S. Strategic Equity Portfolio                 50,000,000
                                                             ----------------

Total                                                            500,000,000
                                                             ================

         FIFTH: The Board of Directors of the Corporation has reclassified the unissued shares of the Corporation as provided herein pursuant to authority provided in the Corporation's Charter.

         SIXTH: These Articles Supplementary do not increase the total number of authorized shares of the Corporation nor the aggregate par value thereof.

         The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles Supplementary are true in all material respects and that this statement is made under penalties of perjury.

         IN WITNESS WHEREOF, Lazard Retirement Series, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of July __, 2005.


                                LAZARD RETIREMENT SERIES, INC.



                                By:
                                         -----------------------------------
                                         Nathan A. Paul
                                         Vice President
Witness:


------------------------
David A. Kurzweil
Assistant Secretary



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